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                                                                   EXHIBIT 10.56

                                   EXHIBIT C

                             AMENDMENT NO. 3 TO THE
                          ABM INDUSTRIES INCORPORATED
                           "PRICE-VESTED" PERFORMANCE
                               STOCK OPTION PLAN

     ABM INDUSTRIES INCORPORATED, having established the ABM Industries Incorporated "Price-Vested" Performance Stock Option Plan (the "Plan") effective as of December 17, 1996, hereby amends the Plan, effective as of September 22, 1999 as follows:

     1. Section 6.b. of the Plan is amended to insert the following after the sentence that reads, "For purposes of the Plan, a "Change of Control" shall mean the happening of any of the following events:"

          (i) the acquisition (other than by ABM or by an employee benefit plan or related trust sponsored or maintained by ABM), directly or indirectly, in one or more transactions, by any person or by any group of persons, within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934 or any comparable successor provisions (the "Exchange Act"), of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of twenty-five percent or more of either the outstanding shares of common stock or the combined voting power of ABM's outstanding voting securities entitled to vote generally, if the acquisition was not previously approved by the existing directors;

          (ii) the acquisition (other than by ABM or by an employee benefit plan or related trust sponsored or maintained by ABM), directly or indirectly, in one or more transactions, by any such person or by any group of persons of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of fifty percent or more of either the outstanding shares of common stock or the combined voting power of ABM's outstanding voting securities entitled to vote generally, whether or not the acquisition was approved by the existing directors, other than an acquisition that complies with clause (x) and (y) of paragraph (iii);

          (iii) consummation of a reorganization, merger or consolidation of ABM or the sale or other disposition of all or substantially all of ABM's assets unless immediately following such event, (x) all or substantially all of the stockholders of ABM immediately prior to such event own, directly or indirectly, seventy-five percent or more of the then outstanding voting securities entitled to vote generally of the resulting corporation (including without limitation, a corporation which as a result of such event owns ABM or all or substantially all of ABM's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership of ABM's outstanding voting securities entitled to vote generally immediately prior to such event and (y) the securities of the surviving or
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          resulting corporation received or retained by the stockholders of ABM is publicly traded;

               (iv) approval by the stockholders of the complete liquidation or dissolution of ABM; or

               (v) a greater than one-third change in the composition of the Board of Directors within 24 months if not approved by a majority of the pre-existing directors.

     provided that, in respect of options outstanding as of September 22, 1999, a "Change of Control" shall also mean the happening at any of the following events:

          IN WITNESS WHEREOF, ABM INDUSTRIES INCORPORATED, by its duly authorized officer, has executed this Amendment No. 2 on the date indicated below.

                                        ABM INDUSTRIES INCORPORATED



Dated: 9/22/99                          By: /s/ LORRAINE P. O'HARA
                                           -----------------------------

                                        Title:  Assistant Secretary



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